UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 12, 2016
HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other Jurisdiction of Incorporation)	001-32594 (Commission File Number)	22-3755714 (IRS Employer Identification No.)

90 Nassau Street, Princeton, New Jersey (Address of Principal Executive Offices)	08542 (Zip Code)

Registrant’s telephone number, including area code:  (609) 683-3831
N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously disclosed, on December 15, 2015, Heartland Payment Systems, Inc. (“Heartland” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Global Payments Inc., a Georgia corporation (“Global Payments”), Data Merger Sub One, Inc., a Delaware corporation and wholly owned subsidiary of Global Payments (“Merger Sub One”), and Data Merger Sub Two, LLC, a Delaware limited liability company and wholly owned subsidiary of Global Payments (“Merger Sub Two”).  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Global Payments will acquire the Company by way of two mergers.  First, Merger Sub One will merge with and into the Company, with the Company continuing as a wholly owned subsidiary of Global Payments.  Second, the Company will merge with and into Merger Sub Two immediately following the initial merger, with Merger Sub Two surviving the second merger as a wholly owned subsidiary of Global Payments.
As disclosed in the definitive proxy statement/prospectus dated March 23, 2016 and mailed to Heartland stockholders on or about March 24, 2016 (the “Proxy Statement/Prospectus”), Heartland, the Heartland Board of Directors, Global Payments, Merger Sub One and Merger Sub Two have been named as defendants in a putative class action lawsuit challenging the proposed mergers (the “Action”).  The Action was filed in the New Jersey Superior Court, Mercer County, Civil Division, and is captioned Kevin Merchant v. Heartland Payment Systems, et al., L-45-16 (filed January 8, 2016).  The complaint alleges, among other things, that the directors of Heartland breached their fiduciary duties to Heartland stockholders by agreeing to sell Heartland for inadequate consideration, agreeing to improper deal protection terms in the merger agreement and failing to properly value Heartland.  In addition, the complaint alleges that Heartland, Global Payments, Merger Sub One and Merger Sub Two aided and abetted these purported breaches of fiduciary duty.  Plaintiff seeks, among other things, an injunction barring the mergers, rescission of the mergers or rescissory damages to the extent they have already been implemented, and an award of damages and attorneys’ fees.  On February 29, 2016, Plaintiff Kevin Merchant filed an amended complaint that further alleged that the February 5, 2016 preliminary proxy statement contained materially misleading statements and omissions.
On April 12, 2016, solely to avoid the costs, disruption and distraction of further litigation, and without admitting the validity of any allegations made by Plaintiff, Heartland and Global Payments reached an agreement to settle the Action.  On April 12, 2016, the parties to the Action entered into a Memorandum of Understanding (the “MOU”) to document the terms and conditions for settlement of the Action.  The MOU contemplates that Heartland will make certain supplemental disclosures relating to the Mergers, all of which are set forth below.  Although the defendants each have denied, and continue to deny, the allegations in the Action and believe that no supplemental disclosure is required, in order to avoid the burden and expense of further litigation, Heartland agreed to make such supplemental disclosures in accordance with the terms of the MOU.
The proposed settlement of the Action is subject to confirmatory discovery and customary conditions, including court approval following notice to the Company’s stockholders.  A hearing will be scheduled at which the Superior Court of Mercer County, New Jersey will consider the fairness of the proposed settlement.  If the proposed settlement is finally approved by the court, it will release all claims that were or could have been brought challenging any aspect of the proposed Mergers or the Merger Agreement and any disclosure made in connection therewith, under terms that will be disclosed to stockholders before final approval of the proposed settlement.  There can be no assurance that the court will approve the proposed settlement contemplated by the MOU.  In such event, the proposed settlement may be terminated and the defendants would vigorously defend against the allegations in the Action.
SUPPLEMENTAL AND AMENDED DISCLOSURE
Pursuant to the MOU, Heartland has agreed to make certain supplemental and amended disclosures to the disclosures in the Proxy Statement/Prospectus, as set forth below.  The Proxy Statement/Prospectus is amended and supplemented by, and should be read in conjunction with, the information set forth in this Current Report on Form 8-K.  Capitalized terms used in this Current Report on Form 8-K, but not otherwise defined herein, have the meanings ascribed to those terms in the Proxy Statement/Prospectus:
1. The following supplemental disclosure hereby replaces the table on page 47 of the Proxy Statement/Prospectus in the section entitled “—Heartland Projections”:
Summary of the Projections
(dollars in millions, except per share data)
	2015(1)	2016	2017	2018	2019	2020
Net Revenue(2)	821	911	1,002	1,098	1,199	1,311
Total Cost of Sales	(431)	(491)	(531)	(570)	(612)	(659)
Total General and Administrative Expense	(236)	(246)	(253)	(263)	(275)	(287)
Operating Income	153	173	218	264	312	365
EBITDA(3)	275	312	369	425	482	546
Earnings Per Share	2.31	2.58	3.28	3.98	4.65	5.40
Capital Expenditures	55	50	52	54	56	58
Unlevered Free Cash Flow(4)	83	122	154	183	213	247

(1) Prospective financial information for 2015 was calculated prior to the end of fiscal year 2015 based upon actual results through October 31, 2015 and projections for November and December, 2015.  Prospective financial information for 2015 is not reflective of actual results.
(2) For purposes of the prospective financial information, net revenue, which is not a GAAP measure, is defined as total revenue less interchange fees and card network dues, assessments and fees.
(3) Defined as operating income before processing and servicing depreciation and amortization, other depreciation and amortization and customer acquisition costs related to ordinary-course sales force compensation plans.
(4) Not adjusted to add back stock-based compensation, which is treated as a cash expense.
2. The following supplemental disclosure hereby replaces the first paragraph and the second paragraph on page 54 of the Proxy Statement/Prospectus in the section entitled “—Opinion of Greenhill & Co., LLC—Heartland Financial Analyses”:
Discounted Cash Flow Analysis. Greenhill performed a discounted cash flow analysis of Heartland by calculating the estimated present value of the standalone unlevered, after-tax free cash flows (defined as EBITDA less taxes, capital expenditures, change in net working capital and ordinary-course sale force compensation plan bonus payouts and accrued buyout liabilities) that Heartland was forecasted to generate during the fiscal years ending December 31, 2015 through December 31, 2020 based on the Heartland Forecasts. For purposes of this analysis, stock-based compensation was treated as a cash expense given its recurring nature. Greenhill calculated terminal values for Heartland by applying to Heartland’s estimated adjusted EBITDA for the fiscal year ending December 31, 2020 a selected range of EBITDA multiples of 12.0x to 13.0x. The present values (as of December 31, 2015) of Heartland’s cash flows and terminal values were then calculated using a selected discount rate range of 8.5% to 10.5% derived from a weighted average cost of capital calculation. This analysis indicated the following approximate implied per share equity value reference range for Heartland, as compared to the implied per share merger consideration:
Implied Per Share Equity Value Reference Range	Implied Per Share Merger Consideration
$96.38 – $114.12	$100.31

Premiums Paid Analysis. Greenhill performed an analysis of the premiums paid in (i) 65 selected mergers and acquisition transactions involving acquisitions of U.S. publicly-traded target companies, (ii) 56 selected mergers and acquisition transactions involving acquisitions of U.S. publicly-traded target companies by strategic buyers, (iii) 40 selected mergers and acquisition transactions involving acquisitions of U.S. publicly-traded target companies for all-cash consideration and (iv) 17 selected mergers and acquisition transactions involving acquisitions of U.S. publicly-traded target companies for cash and stock consideration, in each case announced during the five-year period ended December 14, 2015 involving target companies with approximate enterprise values of $3 billion to $5 billion based on closing stock prices of the target companies involved in such transactions one trading day, five trading days and 30 trading days prior to public announcement of the relevant transactions. Financial data of the selected mergers and acquisition transactions were based on publicly available information.
3. The following supplemental disclosure hereby replaces the third paragraph and the fourth paragraph on page 55 of the Proxy Statement/Prospectus in the section entitled “—Opinion of Greenhill & Co., LLC—Global Payments Financial Analyses”:
Discounted Cash Flow Analysis. Greenhill performed a discounted cash flow analysis of Global Payments by calculating the estimated present value of the standalone unlevered, after-tax free cash flows (defined as EBITDA less taxes, capital expenditures and change in net working capital) that Global Payments was forecasted to generate during the fiscal years ending May 31, 2016 through May 31, 2020 based on public filings, publicly available information and the Global Payments Forecasts. For purposes of this analysis, stock-based compensation was treated as a cash expense given its recurring nature. Greenhill calculated terminal values for Global Payments by applying to Global Payments’ estimated adjusted EBITDA for the fiscal year ending May 31, 2020 a selected range of EBITDA multiples of 13.5x to 14.5x. The present values (as of May 31, 2015) of Global Payments’ cash flows and terminal values were then calculated using a selected discount rate range of 7.5% to 9.5% derived from a weighted average cost of capital calculation. This analysis indicated the following approximate implied per share equity value reference range for Global Payments, as compared to the closing stock price of Global Payments common stock on December 14, 2015:
Implied Per Share Equity Value Reference Range	Closing Stock Price of Global Payments Common Stock
$71.46 – $82.93	$70.33

Other Information. Greenhill noted certain additional information that was not considered part of Greenhill’s financial analyses with respect to its opinion but was referenced for informational purposes, including, among other things, the following:
•
publicly available one-year forward Wall Street research analysts’ stock price targets for Heartland common stock and Global Payments common stock, which indicated target stock price ranges for Heartland common stock of $70.00 to $90.00 per share (with a median of $74.00 per share) and for Global Payments common stock of $68.00 to $84.00 per share (with a median of $70.00 per share);

•
historical exchange ratios of Heartland common stock and Global Payments common stock over the latest 12 months (as of December 14, 2015), which indicated an average implied exchange ratio during such 12-month period of 1.09x;

•
the potential pro forma financial impact of the mergers on Global Payments’ estimated cash EPS for the fiscal years ending May 31, 2017 and May 31, 2018, utilizing the Heartland Forecasts (as calendarized to May 31 year-end for comparative purposes), the Global Payments Forecasts and publicly available information, which indicated, based on the implied per share merger consideration, that the mergers could be dilutive to Global Payments’ estimated cash EPS in the fiscal years ending May 31, 2017 and May 31, 2018 by approximately (4.6%) and (1.5%), respectively, excluding potential synergies resulting from the mergers, and that pre-tax synergies of approximately $33 million and $12 million would need to be realized in Global Payments’ fiscal years ending May 31, 2017 and May 31, 2018, respectively, in order for Global Payments to achieve breakeven cash EPS;

•
certain operational metrics of the Heartland selected companies (including Global Payments) relative to Heartland on a standalone basis, based on, in the case of the Heartland selected companies, publicly available research analysts’ estimates, public filings and other publicly available information and calendarized to December 31 year-end for comparative purposes, the Global Payments Forecasts (in the case of Global Payments), and the Heartland Forecasts (in the case of Heartland), with mean and median data calculated excluding First Data Corporation given its limited trading history and leverage level, including:

•
approximate total debt to latest 12 months EBITDA multiples and net debt to latest 12 months EBITDA multiples (i) for the Heartland selected companies of 1.7x to 6.3x (with a mean of 2.9x and a median of 2.8x) and 1.2x to 6.2x (with a mean of 2.2x and a median of 1.7x), respectively, and (ii) for Heartland of 2.3x and 2.3x as of December 14, 2015 and December 9, 2015, respectively, and 2.1x and 2.1x as of December 14, 2015 and December 9, 2015, respectively;

•
approximate estimated net revenue growth for calendar year 2016 and calendar year 2017 (i) for the Heartland selected companies of 5.5% to 8.9% (with a mean of 7.9% and a median of 7.6%) for calendar year 2016 and 5.9% to 7.9% (with a mean of 7.7% and a median of 7.9%) for calendar year 2017 and (ii) for Heartland of 11.0% for calendar year 2016 and 10.1% for calendar year 2017;

•
approximate estimated adjusted EBITDA margins for calendar year 2016 and calendar year 2017 (i) for the Heartland selected companies of 33.9% to 49.1% (with a mean of 38.7% and a median of 33.9%) for calendar year 2016 and 33.3% to 50.5% (with a mean of 39.2% and a median of 33.8%) for calendar year 2017 and (ii) for Heartland of 29.8% for calendar year 2016 and 31.8% for calendar year 2017;

•
approximate estimated cash net income margins for calendar year 2016 and calendar year 2017 (i) for the Heartland selected companies of 17.4% to 28.5% (with a mean of 21.8% and a median of 18.8%) for calendar year 2016 and 18.1% to 29.7% (with a mean of 22.3% and a median of 19.2%) for calendar year 2017 and (ii) for Heartland of 13.5% for calendar year 2016 and 14.7% for calendar year 2017; and

•
based on publicly available information, median premiums paid in, among other things, (i) 56 selected mergers and acquisition transactions involving acquisitions of U.S. publicly-traded target companies by strategic buyers, referred to as the selected strategic buyer transactions, and (ii) 17 selected mergers and acquisition transactions involving acquisitions of U.S. publicly-traded target companies for cash and stock consideration, referred to as the selected cash/stock mix consideration transactions, in each case announced during the five-year period ended December 14, 2015 involving target companies with approximate enterprise values of $3 billion to $5 billion based on closing stock prices of the target companies involved in such transactions one trading day, five trading days and 30 trading days prior to public announcement of the relevant transactions, which indicated one trading day, five trading days and 30 trading days implied median premiums derived from these transactions (excluding target companies with negative 30 trading day premiums) of, (i) in the case of the selected strategic buyer transactions, approximately 28.8%, 29.9% and 36.8%, respectively, and (ii) in the case of the selected cash/stock mix consideration transactions, approximately 27.5%, 27.1% and 27.2%, respectively.

Forward-Looking Statements
This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving the Company’s and Global Payments’ expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.
In addition to factors previously disclosed in the Company’s and Global Payments’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet the closing conditions to the mergers, including approval by Heartland stockholders; delay in closing the mergers; difficulties and delays in integrating the Company’s business or fully realizing cost savings and other benefits; business disruption following the mergers; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes.
Important Additional Information About the Transaction
In connection with the proposed mergers, Global Payments has filed a registration statement on Form S-4 to register the shares of Global Payments common stock to be issued in the mergers, Heartland has filed a proxy statement that also constitutes a prospectus of Global Payments in connection with the mergers and Global Payments and Heartland may file other documents concerning the proposed mergers with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGERS OR INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GLOBAL PAYMENTS, HEARTLAND AND THE PROPOSED MERGERS. The proxy statement/prospectus was mailed to the stockholders of Heartland on or about March 24, 2016. Investors are able to obtain copies of the registration statement and the proxy statement/prospectus free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Global Payments are available free of charge by contacting Andrew Langford, Investor Relations, Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328, by calling (770) 829-8991 or by going to Global Payments’ Investor Relations page on its corporate web site at www.globalpaymentsinc.com. Documents filed with the SEC by Heartland are available free of charge by contacting Joseph Hassett, Investor Relations, Heartland Payment Systems Inc., 90 Nassau Street, Second Floor, Princeton, NJ 08542, by calling (609) 683-3831 or by going to Heartland’s Investor Relations page on its corporate web site at www.heartlandpaymentsystems.com. The content of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the proxy statement/prospectus.
No Offer or Solicitation
This document is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed mergers or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Participants in the Solicitation
Global Payments, Heartland and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Heartland in connection with the proposed mergers. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Heartland security holders in connection with the proposed mergers was set forth in the registration statement and the proxy statement/prospectus filed with the SEC. Information about the directors and executive officers of Global Payments is included in the proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on September 25, 2015. Information about the directors and executive officers of Heartland is included in the proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 27, 2015. Copies of the foregoing documents may be obtained as provided above. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction is included in the proxy statement/prospectus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND PAYMENT SYSTEMS, INC.
Date: April 12, 2016	By:	/s/ Charles H. N. Kallenbach
Name: Charles H. N. Kallenbach
Title: Chief Legal Officer